Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in the Registration Statement No. 333-1147744 on Form S-8 of our report dated June 29, 2010 relating to the AB Car Rental Services, Inc. Retirement Savings Plan statement of net assets available for benefits as of December 31, 2009 and the related statement of changes in net assets available for benefits for the year ended December 31, 2009, which appear in this Annual Report on Form 11-K.

/s/ J.H. Cohn LLP
Roseland, New Jersey
June 29, 2010

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